                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                           FORM 8-A (AMENDMENT No. 1)
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            -----------------------
                             MIRAGE HOLDINGS, INC.
                (Name of registrant as specified in its charter)
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          Nevada                                       95-4627685
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

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                            18638 Pioneer Boulevard
                               Artesia, CA 90701
                                 (310) 860-5556
            (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                            -----------------------

                                   COPIES TO:

                           Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618

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Securities to be registered pursuant to Section 12(b) of the Act:

                 None

Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, $0.001 par value
         Warrants to purchase shares of Common Stock
         Representative Warrants
         Common Stock, $0.001 par value, underlying Representative Warrants Common Stock, $0.001 par value, underlying warrants issued in connection with bridge financing
         Common Stock, $0.001 par value, underlying options issued pursuant to Employee Stock Option Plan
         Common Stock, $0.001 par value, underlying options issued to a Consultant

Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the description of the terms of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities," "Underwriting," and "Legal Matters" in the prospectus filed by Mirage Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-28861 (the "Registration Statement").


Item 2.   Exhibits.

          Pursuant to "Instructions As to Exhibits" accompanying Form 8-A, Exhibits I.1, II-4.1, and II-4.2 are incorporated herein by reference from the Registration Statement. Exhibits II-1, II-2, II-3, and II-6 are not required to be filed with, or incorporated by reference in, this Form 8-A filed with the Commission; however, to the extent such exhibits exist, they have been filed as exhibits to the Registration Statement.


Exhibit Number                       Description
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     I-1     -       Specimen certificate for Common Stock of the Company.

     I-2     -       By-laws of the Company

     II-1    -       The Registration Statement

     II-2    -       Not applicable

     II-3    -       Not applicable

     II-4.1  -       Certificate of Incorporation of the Company.

     II-4.2  -       See Exhibit I-2.

     II-5    -       See Exhibit I-1.

     II-6    -       Not applicable

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Santa Monica, State of California, on November 17, 1997.

                                        MIRAGE HOLDINGS, INC.


                                        By: /s/ NAJEEB U. GHAURI
                                           -------------------------------------
                                           Najeeb U. Ghauri
                                           President and Director